Exhibit 99.1

Intellicheck Announces First Quarter 2022 Financial Results

Total Revenues Grew 19% as Compared to the Same Period In 2021

MELVILLE, NY – June 13, 2022 - Intellicheck, Inc. (Nasdaq: IDN), an industry-leading identity company delivering on-demand digital and physical identity validation solutions, today announced its financial results for the first quarter ended March 31, 2022. Total revenue for the first quarter ended March 31, 2022 grew 19% to $3,395,000 compared to $2,863,000 in the same period of 2021. Quarter-over-Quarter SaaS revenue grew 21% and totaled $3,353,000 compared to $2,776,000 in the same period of 2021.

“The growth that we experienced during the quarter shows that our clients continue to find new uses for our products and demonstrates that we continue to expand in our core markets and are successfully entering new markets. At the same time, we have continued to advance our strategic priorities to achieve our longer-term growth objectives. The investments we have made in technology and operations are yielding results in serving our market growth and expansion and our clients well,”

said Intellicheck CEO Bryan Lewis.

Gross profit as a percentage of revenues was 90.7% for the three months ended March 31, 2022 compared to 92.3% in the same period in 2021. The decrease in gross profit percentage was driven by higher cost of revenue related to higher cloud services costs and other web-based support.

Operating expenses for the three months ended March 31, 2022, which consist of selling, general and administrative expenses, marketing, and research and development expenses were $4,547,000 for the first quarter of 2022 compared to $7,281,000 for the same period of 2021. Included within operating expenses for the first quarters of 2022 and 2021 were $592,000 and $4,545,000, respectively, of non-cash equity compensation expense. On a non-GAAP basis, excluding the impact of non-cash compensation expense in both periods, operating expenses increased $1,219,000, or 45%. This increase was driven by higher professional services and marketing expenses.

Net loss for the three months ended March 31, 2022 was ($1,468,000) or ($0.08) per diluted share compared to Net loss of ($4,624,000) or ($0.25) per diluted share for the same period in 2021.

Adjusted EBITDA (earnings before gains on debt forgiveness, other income, income taxes, depreciation, amortization, equity compensation expense, as well as liability classified awards) was ($806,000) for the first quarter of 2022 as compared to ($51,000) for the same period of 2021. A reconciliation of adjusted EBITDA to net loss is provided in this release.

As of March 31, 2022, Cash totaled $11.1 million, and stockholders’ equity totaled $18.9 million.

The financial results reported today do not consider any adjustments that may be required in connection with the completion of the Company’s review process and should be considered preliminary until Intellicheck files its Form 10-Q for the three months ended March 31, 2022.

Conference Call Information

The Company will hold an earnings conference call on June 13th at 4:30 p.m. ET/1:30 p.m. PT to discuss operating results. To listen to the earnings conference call, please dial 877-407-8037. For callers outside the U.S., please dial 201-689-8037.

A replay of the conference call will be available shortly after completion of the live event. To listen to the replay, please dial 877-660-6853 and use conference identification number 13730249. For callers outside the U.S., please dial 201-612-7415 and use conference identification number 13730249. The replay will be available beginning approximately two hours after the completion of the live event and will remain available until June 20, 2022.

INTELLICHECK, INC.

BALANCE SHEETS

(In thousands except share amounts)

	March 31,	December 31,
	2022	2021
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash	$11,123	$13,651
Accounts receivable, net of allowance of zero and $3 at March 31, 2022 and December 31, 2021, respectively	2,348	2,192
Other current assets	692	643
Total current assets	14,163	16,486

PROPERTY AND EQUIPMENT, net	826	737
GOODWILL	8,102	8,102
INTANGIBLE ASSETS, net	351	378
OTHER ASSETS	8	8
Total assets	$23,450	$25,711

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:

Accounts payable	$321	$368
Accrued expenses	1,768	2,870
Equity awards liability	141	378
Liability for shares withheld	1,244	1,244
Deferred revenue, current portion	1,032	1,266
Total current liabilities	4,506	6,126

OTHER LIABILITIES:
Deferred revenue, long-term portion	6	8
Total liabilities	4,512	6,134

COMMITMENTS AND CONTINGENCIES (Note 10)

STOCKHOLDERS’ EQUITY:
Common stock - $.001 par value; 40,000,000 shares authorized; 18,674,980 and 18,660,369 shares issued and outstanding at March 31, 2022 and December 31, 2021, respectively	19	19
Additional paid-in capital	147,284	146,455
Accumulated deficit	(128,365)	(126,897)
Total stockholders’ equity	18,938	19,577

Total liabilities and stockholders’ equity	$23,450	$25,711

INTELLICHECK, INC.

STATEMENTS OF OPERATIONS

(In thousands except shares and per share amounts)

(Unaudited)

	Three months ended March 31,
	2022	2021

REVENUES	$3,395	$2,863
COST OF REVENUES	(316)	(221)
Gross profit	3,079	2,642

OPERATING EXPENSES
Selling, general and administrative	2,943	5,945
Research and development	1,604	1,336
Total operating expenses	4,547	7,281

Loss from operations	(1,468)	(4,639)

OTHER INCOME
Gain on forgiveness of unsecured promissory note	-	10
Other income	-	5
Total other income	-	15

Net loss	$(1,468)	$(4,624)

PER SHARE INFORMATION
Loss per common share -
Basic	$(0.08)	$(0.25)
Diluted	$(0.08)	$(0.25)

Weighted average common shares used in computing per share amounts -
Basic	18,674,493	18,480,013
Diluted	18,674,493	18,480,013

INTELLICHECK, INC.

STATEMENTS OF STOCKHOLDERS’ EQUITY

(In thousands except number of shares)

(Unaudited)

		Three months ended March 31, 2022
			Additional		Total
	Common Stock		Paid-in	Accumulated	Stockholders’
	Shares	Amount	Capital	Deficit	Equity

BALANCE, December 31, 2021	18,660,369	$19	$146,455	$(126,897)	$19,577

Equity compensation	-	-	592	-	829

Issuance of shares for vested restricted stock grants	14,611	-	-	-	-
Net loss	-	-	-	(1,468)	(1,468)
BALANCE, March 31, 2022	18,674,980	$19	$147,284	$(128,365)	$18,938

		Three months ended March 31, 2021
			Additional		Total
	Common Stock		Paid-in	Accumulated	Stockholders’
	Shares	Amount	Capital	Deficit	Equity

BALANCE, December 31, 2020	18,410,458	$18	$141,612	$(119,419)	$22,211

Equity compensation	-	-	981	-	981
Exercise of stock options, net of cashless exercise of 58,122 shares and 92,634 shares withheld	181,545	1	1,708	-	1,709
Issuance of shares for vested restricted stock grants	1,754	-	-	-	-
Net loss	-	-	-	(4,624)	(4,624)
BALANCE, March 31, 2021	18,593,757	$19	$144,301	$(124,043)	$20,277

INTELLICHECK, INC.

STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three months ended March 31,
	2022	2021
		(As Restated)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,468)	$(4,624)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	69	43
Equity compensation	592	4,545
Forgiveness of unsecured promissory note	-	(10)
Changes in assets and liabilities:
Increase in accounts receivable	(156)	(148)
Increase in other current assets	(49)	(215)
Decrease in accounts payable and accrued expenses	(1,149)	(113)
(Decrease) increase in deferred revenue	(236)	51
Net cash used in operating activities	(2,397)	(471)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(131)	(48)
Net cash used in investing activities	(131)	(48)

CASH FLOWS FROM FINANCING ACTIVITIES:
Return of repayment on unsecured promissory note	-	10
Net cash provided by financing activities	-	10

Net decrease in cash	(2,528)	(509)

CASH, beginning of period	13,651	13,121

CASH, end of period	$11,123	$12,612

Supplemental disclosure of noncash investing and financing activities:
Reclassification of stock option awards	$-	$1,411

Adjusted EBITDA

We use Adjusted EBITDA as a non-GAAP financial performance measurement. Adjusted EBITDA is calculated by adjusting net loss for certain items such gains on debt forgiveness and other income and certain addbacks such as income taxes, depreciation, amortization, and equity compensation expense. Adjusted EBITDA is provided to investors to supplement the results of operations reported in accordance with GAAP. Management believes that Adjusted EBITDA provides an additional tool for investors to use in comparing our financial results with other companies that also use Adjusted EBITDA in their communications to investors. By excluding non-cash charges such as amortization, depreciation, and equity compensation, as well as non-operating charges for interest and income taxes, investors can evaluate our operations and can compare the results on a more consistent basis to the results of other companies. In addition, Adjusted EBITDA is one of the primary measures management uses to monitor and evaluate financial and operating results.

We consider Adjusted EBITDA to be an important indicator of our operational strength and performance of our business and a useful measure of our historical operating trends. However, there are significant limitations to the use of Adjusted EBITDA since it excludes gains on debt forgiveness, other income, and equity compensation, all of which impact our profitability, as well as depreciation and amortization related to the use of long-term assets which benefit multiple periods. We believe that these limitations are compensated by providing Adjusted EBITDA only with GAAP net loss and clearly identifying the difference between the two measures. Consequently, Adjusted EBITDA should not be considered in isolation or as a substitute for net loss presented in accordance with GAAP. Adjusted EBITDA as defined by us may not be comparable with similarly named measures provided by other entities.

	Three Months Ended
	March 31,
	2022	2021
Net loss	$(1,468)	$(4,624)
Reconciling items:
Gain on forgiveness of unsecured promissory note	-	(10)
Other income	-	(5)
Depreciation and amortization expenses	70	43
Equity compensation including liability classified awards	592	4,545
Adjusted EBITDA	$(806)	$(51)

Contact

Investor Relations: Gar Jackson (949) 873-2789

Media and Public Relations: Sharon Schultz (302) 539-3747

About Intellicheck

Intellicheck (Nasdaq: IDN) is an identity company that delivers on-demand digital identity validation solutions for fraud, KYC, and age verification needs. Intellicheck validates both digital and physical identities for financial services, fintech companies, BNPL providers, e-commerce, and retail commerce businesses, law enforcement and government agencies across North America. Intellicheck can be used through a mobile device, a browser, or a retail point-of-sale scanner. For more information on Intellicheck, visit us on the web and follow us on LinkedIn, Twitter, Facebook, and YouTube.

Safe Harbor Statement

Statements in this news release about Intellicheck’s future expectations, including: the advantages of our products, future demand for Intellicheck’s existing and future products, whether revenue and other financial metrics will improve in future periods, whether Intellicheck will be able to execute its turn-around plan or whether successful execution of the plan will result in increased revenues, whether sales of our products will continue at historic levels or increase, whether brand value and market awareness will grow, whether the Company can leverage existing partnerships or enter into new ones, whether there will be any impact on sales and revenues due to an epidemic, pandemic or other public health issue and all other statements in this release, other than historical facts, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (PSLRA). These statements, which express management’s current views concerning future events, trends, contingencies or results, appear at various places in this release and use words like “anticipate,” “assume,” “believe,” “continue,” “estimate,” “expect,” “forecast,” “future,” “intend,” “plan,” “potential,” “predict,” “project,” “sense”, “strategy,” “target” and similar terms, and future or conditional tense verbs like “could,” “may,” “might,” “should,” “will” and “would” are forward-looking statements within the meaning of the PSLRA. This statement is included for the express purpose of availing Intellicheck, Inc. of the protections of the safe harbor provisions of the PSLRA. It is important to note that actual results and ultimate corporate actions could differ materially from those in such forward-looking statements based on such factors as: market acceptance of our products and the presently anticipated growth in the commercial adoption of our products and services; our ability to successfully transition pilot programs into formal commercial scale programs; continued adoption of our SaaS product offerings; changing levels of demand for our current and future products; our ability to reduce or maintain expenses while increasing sales; our ability to successfully expand the sales of our products and services into new areas including health care and auto dealerships; customer results achieved using our products in both the short and long term; success of future research and development activities; uncertainties around the duration and severity of the COVID-19 outbreak and its ultimate impact on our business and results of operations; our ability to successfully market and sell our products, any delays or difficulties in our supply chain coupled with the typically long sales and implementation cycle for our products; our ability to enforce our intellectual property rights; changes in laws and regulations applicable to the our products; our continued ability to access government-provided data; the risks inherent in doing business with the government including audits and contract cancellations; liability resulting from any security breaches or product failure, together with other risks detailed from time to time in our reports filed with the SEC. We do not assume any obligation to update the forward-looking information.